SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  January 11, 1999



                       Banner Aerospace, Inc.
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       (Exact name of registrant as specified in its charter)



             Delaware               1-10561              95-2039311
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(State or other jurisdiction      (Commission        (IRS Employer
  of incorporation)               File Number)   Identification No.)



          45025 Aviation Drive, Suite 300, Dulles, VA 20166-7556
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       (Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code:  (703) 478-5790



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   (Former name or former address, if changed since last report)





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Item 5.  Other Events.

     On January 12, 1999, the Registrant and its parent corporation, The Fairchild Corporation ("Fairchild"), jointly announced that they had entered into an agreement on a merger in which Fairchild would acquire the approximately 15% of the outstanding common stock of Banner not owned by it (the "Nonaffiliated Shares"). If the agreement and plan of merger among Registrant, Fairchild and Fairchild's wholly-owned subsidiary (the "Agreement and Plan of Merger") is consummated, each Nonaffiliate Share will be converted into the right to receive $11.00 in market value of shares of Fairchild Class A Common Stock. The amount of Fairchild Class A Common Stock to be received is subject to adjustment based on the market value of such stock and of certain shares of AlliedSignal Inc. held by the Registrant.

     Immediately prior to the merger, each share of the Registrant's Series A Convertible Paid-in-Kind preferred stock will be mandatorily converted into a share of the Registrant's common stock.

     For additional information concerning the transaction, see the Agreement and Plan of Merger, attached hereto as Exhibit 1, as well as the Press Release of the Registrant, attached hereto as Exhibit 99.1

Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits.

         (c)      Exhibits.

     1. Agreement and Plan of Merger among The Fairchild Corporation, MTA, Inc., and Banner Aerospace, Inc. dated January 11, 1999

     99.1 Press Release of the Registrant dated January 12, 1999.


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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BANNER AEROSPACE, INC.


Dated:  January 14, 1999                By:  /s/ WARREN D. PERSAVICH
                                             --------------------------
                                             Warren D. Persavich
                                             Senior Vice President and
                                             Chief Operating Officer



                                        By:  /s/ EUGENE W. JURIS
                                             --------------------------
                                             Eugene W. Juris
                                             Vice President and
                                             Chief Financial Officers